Exhibit 99.1

FOR IMMEDIATE RELEASE

ELDORADO RESORTS’ BOARD OF DIRECTORS AUTHORIZES

$150 MILLION SHARE REPURCHASE PROGRAM

Reno, Nev., (November 8, 2018) — Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado” or the “Company”) announced today that its Board of Directors has authorized a $150 million common stock repurchase program. The Company anticipates funding any share repurchases from its cash flow from operations. Eldorado has approximately 77.5 million shares of common stock outstanding.

Gary Carano, Chairman and Chief Executive Officer of Eldorado, commented, “Given the strength of our recent operating results — including year over year Adjusted EBITDA growth of nearly 13% in our recently reported 2018 third quarter results — and free cash flow that we expect to achieve from the recent accretive acquisitions of Tropicana Entertainment and Grand Victoria Casino, our Board of Directors believes share repurchases represent a prudent use of capital.”

Repurchases may be made at management’s discretion from time to time on the open market (either with or without a 10b5-1 plan) or through privately negotiated transactions. The repurchase program has no time limit and may be suspended or discontinued at any time without notice. There is no minimum number of shares that the Company is required to repurchase and the timing and amount of any shares repurchased under the program will depend on a variety of factors, including available liquidity, general market and economic conditions, regulatory requirements, alternate uses for capital and other factors.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty eight properties in thirteen states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia. In aggregate, Eldorado’s properties feature more than 30,000 slot machines and VLTs and 800 table games, and over 12,500 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our expectations regarding purchases of outstanding shares of common stock as well as expectations regarding future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release including availability of capital to repurchase shares of our common stock and our ability to do so in compliance with our obligations under the agreements governing our outstanding indebtedness; our ability to integrate our recent acquisitions, identify future attractive acquisition opportunities and realize the benefits of such transactions; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Thomas Reeg	Joseph N. Jaffoni, James Leahy
President	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

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